                                                                    EXHIBIT 10.1




                                CREDIT AGREEMENT

                                     AMONG

                   NORWEST BANK TEXAS, NATIONAL ASSOCIATION,
                                   AS LENDER

                                      AND

                            PATTERSON ENERGY, INC.,
                                  AS BORROWER

                                      AND

                          PATTERSON DRILLING COMPANY,
                           PATTERSON PETROLEUM, INC.,
                                      AND
                   PATTERSON PETROLEUM TRADING COMPANY, INC.,
                                 AS GUARANTORS

                               TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     CERTAIN DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     OTHER DEFINITIONAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE II
         CREDIT FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.1     SHORT-TERM CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.2     MINIMUM AMOUNT OF EACH ADVANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.3     COMMITMENT FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.4     BORROWING NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.5     LONG-TERM CREDIT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.6     INTEREST RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.7     INTEREST PAYMENT DATES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.8     INTEREST BASIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.9     DEFAULT RATE.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.10    METHOD OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.11    PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III
         CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.1     INITIAL ADVANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.2     EACH ADVANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV
         SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     GUARANTY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3     SECURITY AGREEMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V
         REPRESENTATIONS AND WARRANTIES     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     CORPORATE EXISTENCE AND STANDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     AUTHORIZATION AND VALIDITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     NO CONFLICT; GOVERNMENT CONSENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.4     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.5     MATERIAL ADVERSE CHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.6     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.7     LITIGATION AND CONTINGENT OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.8     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.9     ACCURACY OF INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.10    REGULATION U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.11    MATERIAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.12    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.13    LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.14    LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.15    ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI
         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.1     FINANCIAL REPORTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.2     USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.3     NOTICE OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.4     CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.5     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.6     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.7     COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.8     MAINTENANCE OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.9     INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.10    MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.11    ACCOUNT PAYABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.12    DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.13    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.14    SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.15    SALE AND LEASEBACK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.16    GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.17    LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.18    LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.19    CASH FLOW COVERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.20    DEBT TO TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.21    CURRENT RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.22    NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.23    PRIMARY DEPOSITORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.24    PARTICIPATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII
         DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VIII
         ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES, AND SETOFF  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.1     ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.2     AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.3     PRESERVATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.4     SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.1     SURVIVAL OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.2     GOVERNMENTAL REGULATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.3     TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.4     HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.5     ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.6     BENEFITS OF THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.7     EXPENSES; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.8     ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.9     SEVERABILITY OF PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.10    NONLIABILITY OF LENDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.11    CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         9.12    CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.13.   WAIVER OF JURY TRIAL24
         9.14    MAXIMUM INTEREST RATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.15    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.16    INDEMNIFICATION REGARDING ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9.17    SURVIVAL OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.18    GOVERNMENTAL REGULATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.19    SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.20    PERMITTED PARTICIPANTS: EFFECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.21    DISSEMINATION OF INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.22    BUSINESS DAY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.23    FINAL AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.24    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                LIST OF EXHIBITS


         EXHIBIT "A"                                GUARANTY

         EXHIBIT "B"                                NOTE

         EXHIBIT "C"                                SECURITY AGREEMENT

         EXHIBIT "D"                                FORM OF OPINION OF COUNSEL

         EXHIBIT "E"                                COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of December 9, 1997, and is by and among PATTERSON ENERGY, INC., A DELAWARE CORPORATION (THE "BORROWER"); PATTERSON DRILLING COMPANY, A DELAWARE CORPORATION ("PDC"); PATTERSON PETROLEUM, INC., A TEXAS CORPORATION ("PPI"); AND PATTERSON PETROLEUM TRADING COMPANY, INC., A TEXAS CORPORATION ("PPTC"); and NORWEST BANK TEXAS, NATIONAL ASSOCIATION, a national banking association (THE "BANK").

                                   RECITALS:

         WHEREAS, the Borrower has requested the Bank to extend an advancing, non-revolving credit to it in an amount not to exceed $60,000,000 until May 31, 1998, when all amounts due to the Bank will become payable on a seven-year, level-principal amortization schedule with a final maturity on January 1, 2001 (the "Credit"); and

         WHEREAS, the Bank is willing to make the Credit available to the Borrower subject to the provisions of this Credit Agreement;

         WHEREAS, the Credit is in substitution of, and certain proceeds of which will retire amounts due under, the Existing Agreement on the Closing Date (as defined in Section 1.1 hereof).

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1     CERTAIN DEFINED TERMS.

         In addition to terms defined in the above recitals, as used herein:

         "ADVANCE" means any disbursement to or on behalf of the Borrower under this Agreement, including, without limitation, all amounts advanced under the Note.

         "AGREEMENT" means this Credit Agreement and all amendments and supplements to it which become effective hereafter in accordance with its terms.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "AUTHORIZED OFFICER" means any of the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or the Vice President - Finance, Chief Financial Officer, Treasurer, and Secretary of the Borrower, acting singly.

         "BORROWED MONEY" means funds obtained by incurring contractual indebtedness and shall not include trade accounts payable or money borrowed from the Bank.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Article II.

         "BUSINESS DAY" means every day (other than Saturday and Sunday) on which the Bank is open to the public generally for the transaction of business in Wichita Falls, Texas.

         "CAPITALIZED LEASE" of a Person means any lease of Property by the Person as lessee which would be capitalized on a balance sheet of the Person prepared in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of the Person under Capitalized Leases which would be shown as a liability on a balance sheet of the Person prepared in accordance with GAAP.

         "CASH FLOW" means, for any 12-month period ending on the last day of any quarterly fiscal period of the Borrower, the aggregate amount of the following items properly shown on its income statement, determined in accordance with GAAP: net income after taxes plus (i) amortization, depreciation, and depletion expenses; less (ii) dividends, extraordinary income, and noncash charges against income, which the Bank determines, in its sole discretion, to be appropriate.

         "CHANGE" is defined in Article II.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed, or otherwise modified from time to time.

         "COMMITMENT" means the obligation of the Bank to make Advances not exceeding $60,000,000.

         "COMMITMENT TERMINATION DATE" means May 31, 1998.

         "CONDEMNATION" is defined in Article VII.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, with the Borrower or any of its Subsidiaries, are or were treated as a single employer under Section 414 of the Code.

         "CURRENT ASSETS" means the aggregate amount of the Borrower's assets on a consolidated basis properly shown as current assets on its balance sheet, determined in accordance with GAAP, less (i) receivables, loans, and other amounts due from any shareholder, director, officer, or employee of the Borrower; and (ii) receivables, loans, and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower.

         "CURRENT LIABILITIES" means the aggregate amount of the Borrower's liabilities on a consolidated basis properly shown as current liabilities on its balance sheet, determined in accordance with GAAP.

         "CURRENT MATURITIES OF LONG-TERM DEBT" means that portion of the Borrower's Long-Term Debt that matures or is scheduled to be paid during the next four fiscal quarters.

         "DEBT" means the aggregate amount of all of the Borrower's liabilities on a consolidated basis properly shown as liabilities on its balance sheet, determined in accordance with GAAP.

         "DEFAULT" means an event described in Article VII.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ENVIRONMENTAL LAWS" is defined in Article V.

         "ENVIRONMENTAL MATTERS" is defined in Article V.

         "EXISTING AGREEMENT" means that certain Credit Agreement dated as of June 3, 1997, among the Borrower, the Bank, the Guarantors, and Patterson Drilling Programs, Inc.

         "FINAL MATURITY DATE" means January 1, 2001.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4 hereof.

         "GUARANTORS" means PDC, PPI, and PPTC.

         "GUARANTY" means that guaranty dated as of this Agreement in the form attached hereto as Exhibit "A" and executed and delivered to the Bank by the Guarantors on the Closing Date.

         "INDEBTEDNESS" means as to the Borrower or any Subsidiary all items of indebtedness, obligations, or liabilities, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, all as determined in accordance with GAAP.

         "LENDING INSTITUTION" means any office, branch, subsidiary, or affiliate of the Bank.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of the Person or upon which the Person is an account party or for which the Person is in any way liable.

         "LIBOR RATE" shall mean, for any one-month period commencing on a Payment Date, an interest rate per annum equal to the one-month LIBOR rate as published in the "Money Rates" section of The Wall Street Journal on the second business day preceding the first day of such Payment Date.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority, or other security agreement or preferential arrangement (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease, or other title retention agreement).

         "LOAN DOCUMENTS" means this Agreement, the Note, the Security Agreement, the Guaranty, and other agreements, documents, certificates, letters, and instruments delivered or executed by the Borrowers and the Guarantors pursuant to, or in connection with, this Agreement, as any of them may hereafter be amended, supplemented, or restated, and all future renewals and extensions or restatements of, or amendments or supplements to, any of the foregoing.

         "LONG-TERM CREDIT" is defined in Article II.

         "LONG-TERM DEBT" shall mean the aggregate amount of the Borrower's liabilities on a consolidated basis properly shown as non-current liabilities on its balance sheet, determined in accordance with GAAP, as of the last day of any quarter.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, or financial condition, or results of operations, of the Borrower and the Subsidiaries taken as a whole; or (ii) the ability of the Borrower to perform its obligations under the Loan Documents.

         "MATURITY DATE" means January 1, 2001.

         "MAXIMUM RATE" is defined in Article IX.

         "MULTI-EMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement to which the Borrower or any member of the Controlled Group is a party and to which more than one employer is or was obligated to make contributions.

         "NET WORTH" means the aggregate amount of the Borrower's consolidated assets on its balance sheet minus the aggregate amount of the Borrower's consolidated liabilities on its balance sheet, determined in accordance with GAAP.

         "NOTE" means a promissory note in substantially the form of Exhibit "B" hereto, duly executed and delivered by the Borrower and payable to the order of the Bank in the amount of its Commitment, including any amendment, modification, renewal, or replacement of the promissory note.

         "OBLIGATION" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees, and all expenses, reimbursements, indemnities, and other obligations of the Borrower to the Bank or any indemnified party hereunder arising under the Loan Documents.

         "PARTICIPANTS" is defined in Article IX.

         "PAYMENT DATE" means the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust, or other entity or organization, or any governmental or political subdivision, or any agency, department, or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of the Person, or other assets owned, leased, or operated by the Person.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of the Board of Governors relating to extension of credit by banks to purchase or carry margin stocks applicable to member banks of the Federal Reserve System.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 or 4063(a) of ERISA and the regulations issued under it with respect to a Plan, excluding, however, events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the event, but a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of any waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SECURITY AGREEMENT" means that security agreement dated as of the date of this Agreement in the form attached hereto as Exhibit "C" and executed and delivered to the Bank by PDC on the Closing Date.

         "SHORT-TERM CREDIT" is defined in Article II.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower and/or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, and any Multi-employer Plan covering any employees of the Borrower and/or the Controlled Group.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50 percent of the outstanding securities having ordinary voting power of which is at the time owned or controlled, directly or indirectly, by the Person or by one or more of its Subsidiaries, or by the Person and one or more of its Subsidiaries; or (ii) any partnership, association, joint venture, or similar business organization more than 50 percent of the ownership interests having ordinary voting power of which is at the time so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and the Subsidiaries, Property which (i) represents more than 10 percent of the consolidated assets of the Borrower and the Subsidiaries as shown in the consolidated financial statements of the Borrower and the Subsidiaries prepared in accordance with GAAP as of the end of the most recent fiscal quarter before the date of determination; or (ii) produces more than 10 percent of the consolidated net sales or the consolidated net income of the Borrower and the Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "TANGIBLE NET WORTH" means Net Worth minus the aggregate amount of the Borrower's items on a consolidated basis properly shown as the following types of assets on its balance sheet, determined in accordance with GAAP: (i) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs, and similar assets properly classified as intangible; (ii) leasehold improvements; (iii) receivables, loans, and other amounts due from any shareholder, director, officer, or employee of the Borrower, and receivables, loans, and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower (other than those created in the normal course of business); and (iv) investments or interests in non-public companies, cooperatives, or partnerships.

         "TRANSFEREE" is defined in Article IX.

         "UNFUNDED LIABILITIES" means the accumulated funding deficiency as that term is defined in Code Section 412(a), for each Single Employer Plan or Multi-employer Plan covering any employees of the Borrower and/or any member of the Controlled Group, determined as of the end of the most recent plan year for each Plan.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         1.2     OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the above-described meanings when used in any other Loan Documents or in any certificate, report, or other document made or delivered pursuant to this Agreement, unless the context otherwise expressly requires.

                 (b) Terms used herein in the singular shall import the plural and vice versa.

                 (c) The words "hereof," "herein," "hereinafter," "hereinabove," "hereto," "hereunder," and similar terms in this Agreement shall refer to this Agreement as a whole and not to any particular provisions.

                 (d) In this Agreement, in computing periods of time from a specified date to a later specified date, the word "from" means "from and including," and the words "to" and "until" each mean "to but excluding."

                 (e) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II
                               CREDIT FACILITIES

         2.1 SHORT-TERM CREDIT. From and including the date of this Agreement and to and including the Commitment Termination Date, the Bank agrees, on the terms and conditions of this Agreement, to make Advances from time to time in amounts not to exceed the Commitment (the "Short-Term Credit"). Interest only is payable on the Short-Term Credit. The Bank is hereby authorized to record the principal amount of each of its Advances on the schedule attached to the Note.

         2.2 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $100,000.

         2.3 COMMITMENT FEE. The Borrower agrees to pay the Bank on the Commitment Termination Date a fee of 0.25 percent of any portion of the Commitment which was not advanced to the Borrower.

         2.4 BORROWING NOTICE. The Borrower shall give the Bank irrevocable notice (the "Borrowing Notice") not later than 10:00 A.M. (Wichita Falls, Texas, time) at least two Business Days before the Borrowing Date for each Advance, specifying:

                 (i) the Borrowing Date, which shall be a Business Day, of the Advance, and

                 (ii)     the amount of the Advance.

         The Bank will make the funds comprising each Advance available to the Borrower no later than noon (Wichita Falls, Texas, time) on each Borrowing Date.

         2.5 LONG-TERM CREDIT. On the Commitment Termination Date, the Bank agrees, on the terms and conditions of this Agreement, to convert all the outstanding Advances comprising the Short-Term Credit into a long-term credit (the "Long-Term Credit"). The Long-Term Credit will mature on the Maturity Date and is payable in monthly installments commencing on July 1, 1998, each equal to 1/84 of the principal amount outstanding under the Note on May 31, 1998. A final payment of all remaining outstanding principal plus accrued interest shall be due and payable on the Maturity Date.

         2.6 INTEREST RATE. Interest on the unpaid principal amount of the Note shall be calculated at an annual rate equal to the LIBOR Rate plus 2.375 percent, which rate will change on each Payment Date. If for any reason the Bank determines that adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the Bank shall establish in good faith an alternative interest rate index which will result in an overall interest rate which approximates as closely as possible the interest rate that would have been determined under this Section.

         2.7 INTEREST PAYMENT DATES. Interest accrued on each Advance under the Short-Term Credit shall be payable on each Payment Date, commencing with the first Payment Date after the date hereof, on any date on which the Short-Term Credit is prepaid, whether by acceleration or otherwise, and on May 31, 1998. Interest accrued on the Long-Term Credit shall be payable on each Payment Date commencing after June 30, 1998, on any date on which the Long-Term Credit is prepaid, whether by acceleration or otherwise, and on the Maturity Date. If any payment of principal of or interest on the Credit becomes due on a day which is not a Business Day, the payment shall be made on the next Business Day, and, in the case of a principal payment, the extension of time shall be included in computing interest for the payment.

         2.8 INTEREST BASIS. Interest shall be calculated for actual days elapsed on the basis of a 365-day year.

         2.9 DEFAULT RATE. If any portion of the Note is not paid when due and payable, whether by acceleration or otherwise, it shall bear interest until paid in full at a rate per annum equal to the interest rate provided in Section
2.6 hereof on the Note plus 2 percent per annum.

         2.10 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Bank at the Bank's address specified in Article IX, by noon (Wichita Falls, Texas, time) on the date when due. The Bank shall send the Borrower statements of all amounts due under this Agreement, which shall be conclusively binding on the Borrower, unless the Borrower notifies the Bank to the contrary within 15 days of the receipt of such a statement that the Borrower deems to be incorrect.

         2.11 PREPAYMENT. Upon at least 30 days prior written notice, all or a portion of the Credit may be prepaid without premium or penalty.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 INITIAL ADVANCE. The Bank shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Bank:

                 (i) Copies of the articles of incorporation of the Borrower and each of the Guarantors, together with all amendments thereto, and certificates of good standing, all of which are certified by the appropriate governmental officer in their jurisdictions of incorporation.

                 (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each of the Guarantors, of their bylaws and of their Boards of Directors' resolutions authorizing the execution of the Loan Documents.

                 (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and each of the Guarantors, which identify by name and title and bear the signature of the officers of the Borrower and each of the Guarantors authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Borrower.

                 (iv) Evidence, in form and substance satisfactory to the Bank, that the Borrower and each of the Guarantors have obtained all governmental approvals necessary for them to enter into the Loan Documents.

                 (v) A written opinion of the Borrower's counsel, addressed to the Bank, in substantially the same form attached hereto as Exhibit "D" and satisfactory to counsel to the Bank.

                 (vi) Executed Note payable to the order of the Bank.

                 (vii) Written money transfer instructions addressed to the Bank and signed by an Authorized Officer, with any other money transfer authorizations the Bank has reasonably requested.

                 (viii) Evidence, in form and substance satisfactory to the Bank, of the termination of the Existing Agreement and the repayment in full of all outstanding obligations of the Borrower thereunder, including the return to the Borrower of the original promissory note evidencing the obligations created by the Existing Agreement marked paid in full and cancelled.

                 (ix)  Executed Guaranty.

                 (x)  Executed Security Agreement.

                 (xi) Financing Statement to be filed with the Secretary of State of Texas.

                 (xii) Financing Statement to be filed with the Secretary of State of New Mexico.

                 (xiii) Financing Statement to be filed with the Oklahoma County Clerk in Oklahoma City.

                 (xiv) The consolidated and consolidating financial statements of the Borrower and the Subsidiaries for the nine-month period ending September 30, 1997.

                 (xv) Any other documents the Bank or its counsel has reasonably requested.

         3.2 EACH ADVANCE. The Bank shall not be required to make any Advance, unless on the applicable Borrowing Date:

                 (i)  There exists no Default or Unmatured Default.

                 (ii) The representations and warranties in Article V are true and correct as of the Borrowing Date.

                 (iii) All legal matters incident to making the Advance are satisfactory to the Bank and its counsel.

         Each Borrowing Notice for each Advance shall constitute a representation and warranty by the Borrower that the conditions in Sections 3.2(i) and (ii) have been satisfied.

                                   ARTICLE IV
                                    SECURITY

         4.1 SECURITY INTEREST. The Note shall be an unsecured obligation of the Borrower.

         4.2 GUARANTY. The Borrower shall cause to be executed and delivered to the Bank the Guaranty from each of the Guarantors, whereby each Guarantor shall guaranty the obligations of the Borrower to the Bank.

         4.3 SECURITY AGREEMENT. The Borrower shall cause to be executed and delivered to the Bank from PDC the Security Agreement, whereby PDC will secure its Obligations to the Bank under the Guaranty.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower and the Guarantors hereby, each Guarantor for itself and not one for the other, represent and warrant to the Bank as follows and acknowledge that the Bank is relying on these representations and warranties in connection with the transactions contemplated by this Agreement:

         5.1 CORPORATE EXISTENCE AND STANDING. Each of the Borrower and the Guarantors is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 AUTHORIZATION AND VALIDITY. Each of the Borrower and the Guarantors has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery of the Borrower and the Guarantors of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid, and binding obligations of the Borrower and the Guarantors enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally.

         5.3     NO CONFLICT; GOVERNMENT CONSENT.   Neither the execution and
delivery by each of the Borrower and the Guarantors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree, or award binding on the Borrower or any of the Guarantors or the Borrower's or any Guarantor's articles or certificate of incorporation or bylaws or any indenture, instrument, or agreement to which the Borrower or any of the Guarantors is a party or is subject, or by which they are, or their Property is, bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of, or on the Property of the Borrower or a Guarantor pursuant to any such indenture, instrument, or agreement, other than the Lien created by the Loan Documents and other than any such violations, conflicts, or defaults that would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording, or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery, and performance of, or the legality, validity, binding effect, or enforceability of, any of the Loan Documents, except for (a) the filing of financing statements and the Security Agreement, (b) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (c) such other orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations, and exemptions the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

         5.4 FINANCIAL STATEMENTS. The audited consolidated financial statements of the Borrower and the Guarantors for the 12-month period ending December 31, 1996, and the consolidated and consolidating financial statements of the Borrower and the Guarantors for the nine-month period ending September 30, 1997, heretofore delivered to the Bank, were prepared in accordance with GAAP in effect when the statements were prepared and fairly present the consolidated and consolidating (for the period ending September 30, 1997) financial condition and operations of the Borrower and the Guarantors at those dates and the consolidated results of their operations for the periods then ended.

         5.5 MATERIAL ADVERSE CHANGE. Since September 30, 1997, there has been no change in the business, Property, condition (financial or otherwise), or results of operations of the Borrower and the Guarantors which could reasonably be expected to have a Material Adverse Effect.

         5.6 TAXES. The Borrower and the Guarantors have filed all United States federal tax returns and all other tax returns due before the date hereof and have paid all taxes due pursuant to these returns or pursuant to any assessment received by the Borrower or any of the Guarantors, except any taxes being contested in good faith and as to which adequate reserves have been
provided.   No tax liens have been filed, and no claims are being asserted for any such taxes. The charges, accruals, and reserves on the books of the Borrower and the Guarantors for any taxes or other governmental charges are adequate.

         5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding, or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of the Guarantors which would reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration, or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group have withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize, terminate, or freeze any Plan except for the Sledge Cattle Company, Inc., Profit Sharing Plan. Neither the Borrower nor any other member of the Controlled Group has been a party to any Multi-employer Plan.

         5.9 ACCURACY OF INFORMATION. No information, exhibit, or report furnished by the Borrower or any of the Guarantors to the Bank in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements therein not misleading.

         5.10 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25 percent of the assets of the Borrower and the Guarantors which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.11 MATERIAL AGREEMENTS. Neither the Borrower nor any Guarantor is in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions in any agreement to which it is a party (other than any agreement or instrument evidencing or governing Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

         5.12 COMPLIANCE WITH LAWS. The Borrower and the Guarantors have complied in all material respects with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the Borrower nor any Guarantor has received any notice that its operations are not in material compliance with any applicable federal, state, and local environmental, health, and safety statutes and regulations or the subject of any federal or state investigation evaluating whether remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.13 LIENS. The Property of the Borrower and each Guarantor is not subject to any Lien except:

                 (a) Liens for taxes, assessments, or governmental charges or levies if they are not then delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                 (b) Liens imposed by law, such as carriers', warehousemen's, and mechanics' liens and other similar liens arising in the ordinary course of business, which secure payment of obligations not more than 60 days past due, or are being contested in good faith and by appropriate proceedings;

                 (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                 (d) Utility easements, building restrictions, and any other encumbrances or charges against real property which generally exist for properties of a similar character and which do not in any material way affect their marketability or interfere with their use in the business of the Borrower or the Guarantors;

                 (e) Liens existing on the date hereof and listed in the Borrower's consolidated financial statements described in Section 5.4 of this Agreement;

                 (f)  Liens of the Bank or any of its predecessors-in-interest;

                 (g) Liens of The CIT Group/Equipment Financing, Inc. securing obligations that have been paid in full and for which a termination statement has been executed and forwarded to the Office of the Secretary of State of Texas for filing;

                 (h) Liens of Snyder National Bank securing obligations that have been paid in full and for which a termination statement has been executed and forwarded to the Office of the Secretary of State of Texas for filing; and

                 (i) Liens created under operating agreements with respect to oil or gas wells.

         5.14 LICENSES. The Borrower and each Guarantor possess adequate licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their businesses substantially as now conducted and as presently proposed to be conducted.

         5.15 ENVIRONMENTAL MATTERS. To their knowledge, the Borrower and each Guarantor have obtained all material permits, licenses, and other authorizations which are required under federal, state, and/or local laws ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, and hazardous or toxic materials or wastes into ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic materials or wastes ("Environmental Matters"). To their knowledge, the Borrower and each Guarantor are in compliance in all material respects with all terms and conditions of the required permits, licenses, and authorizations and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables in the Environmental Laws or in any plan, order, decree, judgment, or notice. To their knowledge, no events, conditions, circumstances, activities, practices, incidents, actions, or plans have occurred on the Borrower's or any Guarantor's Property which may interfere with or prevent continued compliance or which may give rise to any liability under any Environmental Laws or the common law. The Borrower and the Guarantors have received no summons, citation, directive, letter, or other communication, written or oral, from any agency or department of any state, federal, or local government relating to any Environmental Matters or any alleged Environmental Matters. No investigation, administrative order, consent order and agreement, litigation, or settlement with respect to any Environmental Matters or any alleged Environmental Matters has been received by the Borrower or any Guarantor or, to the best of their knowledge, is proposed, threatened, anticipated, or in existence with respect to the Borrower or the Guarantors.

                                   ARTICLE VI
                                   COVENANTS

         During the term of this Agreement, unless the Bank otherwise consents in writing:

         6.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and each Guarantor, a system of accounting established and administered in accordance with GAAP and furnish to the Bank:

                 (i) Within 95 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent certified public accountants) audit report certified by nationally recognized independent certified public accountants, prepared in accordance with GAAP on a consolidated basis for itself and the Subsidiaries.

                 (ii) Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated reviewed balance sheets at the close of each such period and consolidated profit and loss and a statement of cash flows from the beginning of the fiscal year to the end of the quarter, all certified by an Authorized Officer.

                 (iii) Simultaneously with the submission of the financial information required by Section 6.1(i) and (ii) hereof, a Compliance Certificate in substantially the form of Exhibit "E" hereto executed by the Chief Financial Officer of the Borrower.

                 (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing the Reportable Event and the action which the Borrower proposes to take with respect thereto.

                 (v) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim that the Borrower or any of the Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment; and (b) any notice alleging any violation of any federal, state, or local environmental, health, or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                 (vi) Promptly after the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports, and proxy statements so furnished.

                 (vii) Promptly after the filing thereof, copies of all registration statements and annual, quarterly, monthly, or other regular reports which the Borrower or any of the Subsidiaries files with the Securities and Exchange Commission.

                 (viii) Any other information (including non-financial information) the Bank reasonably requests.

         6.2 USE OF PROCEEDS. The Borrower and its Subsidiaries will use the proceeds of the Advances to acquire or make improvements to drilling rigs, rolling stock, and related drilling equipment, to pay all amounts due under the Existing Agreement, and to acquire other drilling companies or the assets related to their drilling operations. The Borrower will not use the proceeds of the Advances for general corporate purposes without prior written permission of the Bank. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3 NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give notice in writing to the Bank within five Business Days of the occurrence of any Default or Unmatured Default. The Borrower and the Subsidiaries shall not be required to make separate disclosure under this
Section 6.3 of occurrences or developments which have previously been disclosed to the Bank in any financial statements or other information delivered to the Bank pursuant to Section 6.1.

         6.4 CONDUCT OF BUSINESS. The Borrower will, and will cause each Guarantor to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as presently conducted and do all things necessary to remain duly incorporated, validly existing, and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5 TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments, and governmental charges and levies upon it or its income, profits, or Property, except those contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

         6.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, adequately insure its and their Properties of an insurable nature by reputable and solvent insurance companies against loss or damages customarily insured against by Persons operating similar properties and similarly situated, and carry other insurance as usually carried by Persons engaged in the same or similar business and similarly situated, and the Borrower will furnish to the Bank upon request full information as to the insurance carried.

         6.7 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, or awards to which it may be subject.

         6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect, and keep its Property in good repair, working order, and condition, normal wear and tear excepted.

         6.9 INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Bank, by its representatives and agents, to inspect any of the Property, corporate books, and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and each Subsidiary at reasonable times and intervals.

         6.10 MERGER. The Borrower will not, nor will it permit any Guarantor to, merge or consolidate with or into any other Person, unless, as long as both immediately before and after giving effect to the merger or consolidation, no Default or Unmatured Default has occurred and is continuing; but (i) any Guarantor may merge with the Borrower or another Guarantor, (ii) the Borrower or any Guarantor may merge or consolidate with any other Person as long as the Borrower or the Guarantor is the surviving entity, and (iii) any Guarantor may merge or consolidate with any other Person as long as the surviving entity of the merger or consolidation is a Subsidiary.

         6.11 ACCOUNT PAYABLE. The Borrower will, and will cause each Guarantor to, pay all of its accounts payable within 120 days, except for any accounts payable being disputed in good faith and for which, if requested by the Bank, adequate reserves have been made.

         6.12 DIVIDENDS. The Borrower will not, nor will it permit any Guarantor to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase, or otherwise acquire or retire any of its capital stock at any time outstanding, but any Guarantor may declare and pay dividends to the Borrower.

         6.13 INDEBTEDNESS. The Borrower will not, nor will it permit any Guarantor to, create, incur, or suffer to exist any indebtedness for Borrowed Money or Capitalized Lease Obligations, except:

                 (a) the Advances.

                 (b) Indebtedness existing on the date hereof and listed in the Borrower's consolidated financial statements described in Section 5.4 of this Agreement.

         6.14 SALE OF ASSETS. The Borrower will not, nor will it permit any Guarantor to, lease, sell, or otherwise dispose of all, or a substantial portion, of its property, assets, or business to any other Person except for sales of inventory in the ordinary course of business. The Borrower will not, nor will it permit any Guarantor to, sell or otherwise dispose of any note receivable or accounts receivable, with or without recourse, except to the Borrower, PPI, or PDC.

         6.15 SALE AND LEASEBACK. The Borrower will not, nor will it permit any Guarantor to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

         6.16 GUARANTIES. The Borrower will not, nor will it permit any Guarantor to, make or suffer to exist any guaranty (including, without limitation, any guaranty of the obligations of a Guarantor), except by endorsement of instruments for deposit or collection in the ordinary course of business and except for the Obligations.

         6.17 LIENS. The Borrower will not, nor will it permit any Guarantor to, create, incur, or suffer to exist any Lien in, of, or on the Property of the Borrower or any Guarantor, except:

                 (a) Liens for taxes, assessments, or governmental charges or levies if they are not then delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                 (b) Liens imposed by law, such as carriers', warehousemen's, and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                 (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                 (d) Utility easements, building restrictions, and any other encumbrances or charges against real property which generally exist for properties of a similar character and which do not in any material way affect the marketability of the properties or interfere with their use in the business of the Borrower or the Guarantors;

                 (e) Liens existing on the date hereof and listed in the Borrower's consolidated financial statements described in Section 5.4 of this Agreement;

                 (f)  Liens of the Bank or any of its predecessors-in-interest;

                 (g) Liens of The CIT Group/Equipment Financing, Inc. securing obligations that have been paid in full and for which a termination statement has been executed and forwarded to the Office of the Secretary of State of Texas for filing;

                 (h) Liens of Snyder National Bank securing obligations that have been paid in full and for which a termination statement has been executed and forwarded to the Office of the Secretary of State of Texas for filing; and

                 (i) Liens created under operating agreements with respect to oil or gas wells.

         6.18 LETTERS OF CREDIT. The Borrower will not, nor will it permit any Guarantor to, apply for or become liable upon any Letter of Credit.

         6.19 CASH FLOW COVERAGE. The Borrow will maintain the Borrower's ratio of (i) Cash Flow to (ii) Current Maturities of Long-Term Debt plus current Capital Lease Obligations, on a consolidated basis measured on the last day of each quarterly fiscal period of the Borrower for the 12-month period ending on that day, at not less than 2.0 to 1.0.

         6.20 DEBT TO TANGIBLE NET WORTH. The Borrower will maintain the Borrower's ratio of Debt to Tangible Net Worth, on a consolidated basis, measured on the last day of each quarterly fiscal period of the Borrower, at not more than 1.20 to 1.0.

         6.21 CURRENT RATIO. The Borrower will maintain the Borrower's ratio of Current Assets to Current Liabilities, on a consolidated basis, measured on the last day of each quarterly fiscal period of the Borrower, at not less than 1.25 to 1.0.

         6.22 NET INCOME. The Borrower will maintain a positive net income on a consolidated basis measured on the last day of each quarterly fiscal period of the Borrower for the 12-month period ending on that day.

         6.23 PRIMARY DEPOSITORY. The Borrower will maintain the Borrower's and each Guarantor's primary operating accounts with the Bank.

         6.24 PARTICIPATIONS. The Borrower shall cooperate with the participation efforts of the Bank by providing information reasonably requested by the Bank. This information may be distributed on a confidential basis to selected financial institutions. In addition, representatives of the Borrower's management shall be available for one or more bankers' meetings and to answer questions during the participation process.

                                  ARTICLE VII
                                    DEFAULT

         The occurrence of any of the following events shall constitute a
Default:

         7.1 Any representation or warranty made by or on behalf of the Borrower or any Guarantor to the Bank under or in connection with this Agreement, any Advance, or any certificate or information delivered in connection with this Agreement or any other Loan Document is materially false on the date as of which made.

         7.2 Nonpayment of principal of the Note within five days after it becomes due or nonpayment of interest upon the Note or of any other Obligations within five days after it becomes due.

         7.3     The breach by the Borrower of any terms or provisions of
Section 6.2 or 6.10.

         7.4 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Bank.

         7.5 Failure of the Borrower and/or any Guarantor to pay indebtedness for Borrowed Money in an aggregate principal amount exceeding $100,000 when due; or the default by the Borrower and/or any Guarantor in the performance of any term, provision, or condition in any agreement under which indebtedness for Borrowed Money in an aggregate principal amount exceeding $100,000 is outstanding, or any other event or condition, the effect of which is to cause, or to permit the holder or holders of the aggregate indebtedness for Borrowed Money to cause, the aggregate indebtedness for Borrowed Money in excess of $100,000 to become due before its stated maturity; or the Borrower or any Guarantor does not pay, or admits in writing its inability to pay, its debts generally as they become due.

         7.6 The Borrower or any Guarantor (i) has an order for relief entered for it under the federal bankruptcy laws as now or hereafter in effect;
(ii) makes an assignment for the benefit of creditors; (iii) applies for, seeks, consents to, or acquiesces in the appointment of a receiver, custodian, trustee, examiner, liquidator, or similar official for it or any Substantial Portion of its Property; (iv) institutes any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect, or seeking to adjudicate it a bankrupt or an insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it; (v) takes any corporate action to authorize or effect any of the foregoing actions; or (vi) fails to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without the application, approval, or consent of the Borrower or any Guarantor, a receiver, trustee, examiner, liquidator, or similar official is appointed for the Borrower or any Guarantor for any Substantial Portion of the Property of the Borrower and the Guarantors, or a proceeding described in Section 7.6(iv) is instituted against the Borrower or any Guarantor, and the appointment continues undischarged or the proceeding continues undismissed or unstayed for 60 consecutive days.

         7.8 Any court, government, or governmental agency condemns, seizes, or otherwise appropriates or takes custody or control of (each a "Condemnation") all or any portion of the Property of the Borrower or any Guarantors which, when taken together with all other Property of the Borrower and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the 12-month period ending with the month in which the Condemnation occurs, constitutes a Substantial Portion of the Property of the Borrowers and the Guarantors.

         7.9 The Borrower or any Guarantor fails within 30 days to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $500,000 which is not stayed on appeal or is otherwise appropriately contested in good faith.

         7.10 The Unfunded Liabilities of all Single Employer Plans exceed in the aggregate $1,000,000; any Reportable Event occurs in connection with any Plan; or the Borrower or any other member of the Controlled Group becomes party to any Multi-employer Plan.

         7.11 The Borrower or any Guarantor is the subject of any proceeding pertaining to the release by the Borrower or any Guarantor, or any other Person, of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state, or local environmental, health, or safety law or regulation, which could reasonably be expected to have a Material Adverse Effect unless it is being contested in good faith and by appropriate proceedings.

                                  ARTICLE VIII
            ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES, AND SETOFF

         8.1 ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Bank to make Advances hereunder shall automatically terminate, and the Obligations shall immediately become due and payable without election or action on the part of the Bank. If any other Default occurs, the Bank may terminate or suspend its obligations to make Advances hereunder, or declare the Obligations to be due and payable, or both; if the Bank declares the Obligations due and payable after a Default occurs, then the Obligations shall become immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligation of the Bank to make Advances hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due has been obtained or entered, the Bank, by notice to the Borrower, may rescind and annul the acceleration and/or termination.

         8.2 AMENDMENTS. The Bank, the Borrower, and the Guarantors may enter into agreements supplemental hereto to add or modify any provisions of the Loan Documents or to change in any manner the rights of the Bank, the Borrower, or the Guarantors or waive any Default hereunder.

         8.3 PRESERVATION OF RIGHTS. No delay or omission of the Bank to exercise any right under the Loan Documents shall impair the right or be construed as a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to the Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment, or other variation of the terms, conditions, or provisions of the Loan Documents shall be valid unless in writing signed by the Bank, and then only to the extent specifically stated. All remedies in the Loan Documents or afforded by law shall be cumulative, and all shall be available to the Bank until the Obligations have been paid in full.

         8.4 SETOFF. In addition to, and without limitation of, any rights of the Bank under applicable law, if the Borrower fails to pay any Obligations when due hereunder, any deposits (including all account balances, whether provisional or final, and whether or not canceled or available) at any time held or owing by the Bank to or for the account of the Borrower or any Guarantor in the Borrower's and the Guarantor's operating accounts may be offset and applied toward the payment of the Obligations owing to the Bank; but the Bank waives (and shall not have) any right of setoff against accounts numbers 5140244244 and 5140259697 maintained by PPI with the Bank.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower in this Agreement shall survive delivery of the Note and the making of the Advances herein contemplated.

         9.2 GOVERNMENTAL REGULATION. Anything in this Agreement to the contrary notwithstanding, the Bank shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition in any applicable statute or regulation.

         9.3 TAXES. Any taxes (excluding federal income taxes on the overall net income of the Bank) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, with any interest and penalties.

         9.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of their provisions.

         9.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Guarantors, and the Bank and supersede all prior agreements and understandings among the Borrower, the Guarantors, and the Bank as to the subject matter thereof.

         9.6 BENEFITS OF THIS AGREEMENT. This Agreement shall not be construed to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7 EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Bank for all reasonable costs and out-of- pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Bank, who may be employees of the Bank) paid or incurred by the Bank for the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Bank for all reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Bank, who may be employees of the Bank) paid or incurred by the Bank for the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Bank, its directors, officers, and employees against all other losses, claims, damages, penalties, judgments, liabilities, and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor) which any of them pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Bank. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 NONLIABILITY OF LENDERS. The relationship between the Borrower and the Bank shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or corporation.

         9.11 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.12 CONSENT TO JURISDICTION. EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN LUBBOCK, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, AND EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT THE COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE BANK OR ANY AFFILIATE OF THE BANK OR BY THE BANK AGAINST THE BORROWER OR ANY AFFILIATE OF THE BORROWER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LUBBOCK, TEXAS.

         9.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.14 MAXIMUM INTEREST RATE. No provision of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law ("Maximum Rate"). If any interest in excess of the Maximum Rate is provided for or is adjudicated to be provided for in the Note or otherwise in connection with this Agreement, this Section
9.14 shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of the interest or any other excess sum for the use, forbearance, or detention of sums loaned. If the Bank ever receives, collects, or applies as interest any amount in excess of the Maximum Rate, the amount by which it exceeds the Maximum Rate shall be applied as a payment to the principal amount of indebtedness evidenced by the Note, and, if the principal amount of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

         9.15 NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by telegraph, as follows, unless the address is changed by written notice hereunder:

A.    If to the Borrower:      Patterson Energy, Inc.
                               4510 Lamesa Highway
                               Snyder, Texas 79549

                               Attention:  Chief Financial Officer

B.    If to the Bank:          Norwest Bank Texas, National Association
                               2301 Kell Boulevard
                               Wichita Falls, Texas 76308

                               Attention:  Business Banking Manager

C.    If to the Guarantors:    Patterson Drilling Company
                               4510 Lamesa Highway
                               Snyder, Texas   79549

                               Attention: Chief Financial Officer

                               Patterson Petroleum, Inc.
                               4510 Lamesa Highway
                               Snyder, Texas   79549

                               Attention: Chief Financial Officer

                               Patterson Petroleum Trading Company, Inc.
                               4510 Lamesa Highway
                               Snyder, Texas   79549

                               Attention: Chief Financial Officer

         9.16 INDEMNIFICATION REGARDING ENVIRONMENTAL MATTERS. The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all claims, demands, losses, damages, liabilities, causes of action, judgments, penalties, costs, and expenses (including attorney's fees and court costs), known or unknown, fixed or contingent, imposed on, asserted against, or incurred by the Bank at any time and from time to time because of, in connection with, or arising out of (a) the breach of any representation or warranty stated herein regarding the applicable environmental laws, (b) the failure to perform any obligation herein required to be performed regarding the applicable environmental laws, (c) any violation of any applicable environmental laws in effect on or before the Closing Date, (d) the removal of hazardous substances or solid wastes from the Property of the Borrower or any Guarantor and/or (e) any act, omission, event, or circumstance relating to compliance by the Borrower and its Subsidiaries with applicable environmental laws existing or occurring on or before the full and final payment of the Credit. The foregoing indemnification shall apply also to the directors, officers, employees, and agents of the Bank, and to claims, demands, losses, damages, liabilities, causes of action, judgments, penalties, costs, and expenses (including attorney's fees and court costs) which in whole or in part are caused by or arise out of the negligence (but not the gross negligence or willful misconduct) of each indemnified party.

         If any claim or demand is asserted against the Bank for which the Bank may be entitled to indemnification under this Section 9.16, the Borrower shall have the right, by notifying the Bank within 10 days of its receipt of notice of claim or demand, to assume the entire control (subject to the right of the Bank to participate, at its expense and with counsel of its choice) of the defense, compromise, or settlement of the matter, including, at the Borrower's expense, employment of counsel of the Borrower's choice. Written notice of any such claim or demand must be given by the Bank to the Borrower within 30 days after receipt by the Bank of notice of the claim or demand. Selection of counsel by the Borrower shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld. If the Borrower formally notifies the Bank that it will assume control of the defense, compromise, or settlement of the matter, the Borrower will be deemed to have waived all defenses to the claims for indemnification by the Bank for the matter. If the Borrower has assumed control of the defense, compromise, or settlement as provided in this paragraph and a judgment is entered against the Bank, the Bank shall be entitled to an indemnification payment from the Borrower when the judgment creditor is entitled to execute on the judgment. The Borrower may prosecute one or more appeals from the judgment only as long as execution on the judgment is stayed. The cost of any bond or proceeding to stay execution shall be borne by the Borrower.

         9.17 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower in this Agreement shall survive delivery of the Note and the making of the Advances herein contemplated.

         9.18 GOVERNMENTAL REGULATION. Anything in this Agreement to the contrary notwithstanding, the Bank shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition in any applicable statute or regulation.

         9.19 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, but the Borrower may not assign its rights or obligations under the Loan Documents. The Bank may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank; but no such assignment shall release the Bank from its obligations hereunder. Any assignee or transferee of the Note agrees by acceptance thereof to be bound by all terms and provisions of the Loan Documents. Any request, authority, or consent of any Person, who at the time of making the request, authority, or consent is the holder of the Note, shall be conclusive and binding on any subsequent holder, transferee, or assignee of the Note or of any note or notes issued in exchange therefor.

         9.20 PERMITTED PARTICIPANTS: EFFECT. The Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (the "Participants") participating interests in the Advances owing to the Bank, the Note held by the Bank, any Commitment of the Bank, or any other interest of the Bank under the Loan Documents.

         9.21 DISSEMINATION OF INFORMATION. The Borrower authorizes the Bank to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Bank's possession concerning the creditworthiness of the Borrower and the Guarantors.

         9.22 BUSINESS DAY. Whenever any installment of the principal or interest on the Note becomes due and payable on a day which is not a Business Day, the maturity or due date thereof shall be extended to the next Business Day, and, in the case of principal of the Note, interest shall be payable thereon at the rate per annum specified in the Note during the extension.

         9.23 FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.24 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any counterpart. This Agreement shall be effective when it has been executed by the Borrower.

         IN WITNESS WHEREOF, the Borrower, the Guarantors, and the Bank have executed this Agreement as of the date first above written.

NORWEST BANK TEXAS,                        PATTERSON ENERGY, INC.
NATIONAL ASSOCIATION                                  AS BORROWER
         AS LENDER

BY:  /s/ JAMES B. FRANK                    BY:   /s/ JAMES C. BROWN
   -------------------------------------      ---------------------------------
NAME:    JAMES B. FRANK
TITLE:   SENIOR VICE PRESIDENT             NAME:     JAMES C. BROWN
                                                -------------------------------

                                           TITLE:    C.F.O.
                                                 ------------------------------

                                           PATTERSON DRILLING COMPANY
                                              AS GUARANTOR

                                           BY:    /s/ JAMES C. BROWN
                                              --------------------------------
                                           NAME:  James C. Brown
                                                ------------------------------
                                           TITLE: C.F.O.
                                                 -----------------------------


                                           PATTERSON PETROLEUM, INC.
                                              AS GUARANTOR

                                           BY:    /s/ JAMES C. BROWN
                                              --------------------------------
                                           NAME:  James C. Brown
                                                ------------------------------
                                           TITLE: C.F.O.
                                                 -----------------------------


                                           PATTERSON PETROLEUM TRADING
                                           COMPANY, INC.
                                              AS GUARANTOR

                                           BY:    /s/ JAMES C. BROWN
                                              --------------------------------
                                           NAME:  James C. Brown
                                                ------------------------------
                                           TITLE: C.F.O.
                                                 -----------------------------